Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 6th day of October, 2016 (the “Amendment Effective Date”) by and between BMR-201 INDUSTRIAL ROAD LP, a Delaware limited partnership (“Landlord), and NATERA, INC., a Delaware corporation (“Tenant”).

RECITALS

A.         WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of October 26, 2015 (as the same may have been amended, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases from Landlord certain premises comprising approximately 88,392 square feet of Rentable Area located on the fourth (4th) floor of the building at 201 Industrial Road in San Carlos, California (the “Building”), as depicted in Exhibit A to the Existing Lease (the “Existing Premises”);

B.         WHEREAS, Tenant desires to amend the Existing Lease to include additional premises comprising approximately 16,195 square feet of Rentable Area located on the third floor of the Building, designated as “First Expansion Premises 1” and “First Expansion Premises 2” and depicted in Exhibit A attached to this Amendment (the “First Expansion Premises”), and 31,670 square feet of Rentable Area located on the third floor of the Building, as depicted in Exhibit A attached to this Amendment (the “Second Expansion Premises” and together with the First Expansion Premises, the “Expansion Premises”), on the terms and conditions set forth in this Amendment; and

C.         WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.         Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the Amendment Effective Date, the term “Lease” shall mean the Existing Lease, as amended by this Amendment.

2.         Lease of Expansion Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for use by Tenant in accordance with the Permitted Use and no other uses, on the terms and conditions set forth in the Lease, (a) effective as of the First Expansion Term Commencement Date (as defined below), the First Expansion Premises, and (b) effective as of the applicable Second Expansion Term Commencement Date (as defined below) for each phase of the Second Expansion Premises, the Second Expansion Premises. From and after any Expansion Term Commencement Date (as defined below), the term “Premises” shall mean, collectively, the Existing Premises and each and every portion of the Expansion Premises for which the Term has commenced in accordance with this Amendment.

3.         Expansion Term. The Term shall commence with respect to the First Expansion Premises as of the later to occur of (a) October 1, 2016, and (b) the date upon which Landlord delivers possession of the First Expansion Premises to Tenant (the “First Expansion Term Commencement Date”). The Term shall commence with respect to any portion of the Second Expansion Premises as of the date upon which Landlord delivers possession of such portion of the Second Expansion Premises to Tenant (each such date, a “Second Expansion Term Commencement Date”). The First Expansion Term Commencement Date and any Second Expansion Term Commencement Date may sometimes be referred to herein as an “Expansion Term Commencement Date.” Tenant acknowledges and agrees that Landlord may deliver possession of the Second Expansion Premises in phases, and Landlord shall use commercially reasonable efforts to deliver possession of the Second Expansion Premises to Tenant, in phases, as and when portions of the Second Expansion Premises become available. Landlord shall not extend the term of any existing lease or sublease for the Second Expansion Premises ("Prior Tenant Lease"), and agrees to exercise, for the benefit of Tenant, its recapture rights with respect to any Second Expansion Premises that may be subject to Landlord's recapture rights pursuant to the terms of the Prior Tenant Lease. The Term for the Expansion Premises shall be coterminous with the Term for the Existing Premises and shall expire on the Term Expiration Date (i.e., October 5, 2023), subject to extension or earlier termination as set forth in the Lease. Within ten (10) days after the Expansion Term Commencement Date upon which the Term shall have commenced for all of the Expansion Premises in accordance with this Amendment, Tenant shall execute and deliver to Landlord an Acknowledgement of Expansion Term Commencement Dates and Expansion Term Expiration Date in substantially the same form attached as Exhibit C to the Existing Lease.

4.         Rentable Area and Pro Rata Share.

a.         Effective as of the First Expansion Term Commencement Date, the approximate Rentable Area of the Premises and Tenant’s Pro Rata Share of shall be as follows:

Definition or Provision	Means the Following (As of the Expansion Term Commencement Date
Approximate Rentable Area of Premises	104,587 square feet*
Approximate Rentable Area of Building	176,956 square feet
Tenant’s Pro Rata Share of Building	59.10%**
* Assumes that the Term Commencement Date for the Intrexon Space has occurred. ** Until the Term Commencement Date for the Intrexon Space, Tenant's Pro Rata Share of the Building shall be 43.71%

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b.         On each Second Expansion Term Commencement Date, the approximate Rentable Area of the Premises shall be amended to include the Rentable Area of the applicable portion of the Second Expansion Premises for which the Term shall have commenced in accordance with this Amendment, and Tenant’s Pro Rata Share shall be amended to be the percentage derived by dividing the aggregate Rentable Area of the Premises by the aggregate Rentable Area of the Building and multiplying the product by 100.

c.         As of the Expansion Term Commencement Date upon which the Term shall have commenced for all of the Expansion Premises in accordance with the terms of this Amendment, the approximate Rentable Area of the Premises and Tenant’s Pro Rata Share of shall be as follows:

Definition or Provision	Means the Following (As of the Expansion Term Commencement Date
Approximate Rentable Area of Premises	136,257 square feet*
Approximate Rentable Area of Building	176,956 square feet
Tenant’s Pro Rata Share of Building	77.00%**
* Assumes that the Term Commencement Date for the Intrexon Space has occurred. ** Until the Term Commencement Date for the Intrexon Space, Tenant's Pro Rata Share of the Building shall be 61.61%

5.         Base Rent for Expansion Premises.

a.         Commencing on the First Expansion Term Commencement Date, the initial Base Rent for the Expansion Premises shall be $3.75 per month (i.e., $45.00 per year) per square foot of Rentable Area of the Expansion Premises. Thereafter, the Base Rent for the Expansion Premises shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent on each anniversary of the First Expansion Term Commencement Date, commencing on the first such anniversary.

b.         Effective as of the First Expansion Term Commencement Date, the initial Base Rent for the First Expansion Premises shall be as follows:

Dates	Rentable Area	Monthly Base Rent	Monthly Base Rent	Annual Base Rent
First Expansion Term Commencement Date to last day of twelfth (12th) month thereafter	16,195 square feet	$3.75 per square foot	$60,731.25	$728,775.00

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c.         Effective as of each Second Expansion Term Commencement Date, the Base Rent for the applicable phase of the Second Expansion Premises shall be the same as the then-current Base Rent for the First Expansion Premises. Thereafter, the Base Rent for the Second Expansion Premises shall continue to be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent on each anniversary of the First Expansion Term Commencement Date, commencing on the first such anniversary occurring thereafter.

6.         Increase of Security Deposit. On or prior to the First Expansion Term Commencement Date, Tenant shall deposit with Landlord an additional Security Deposit equal to $150,000.00, which may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion, and which shall comply with and by subject to Article 11 of the Existing Lease. As of the First Expansion Term Commencement Date, the aggregate amount of the Security Deposit under the Lease shall be $650,000.00.

7.         Condition of Expansion Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Expansion Premises, the Building or the Project, or with respect to the suitability of the Expansion Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that it is fully familiar with the condition of the Expansion Premises and agrees to take the Expansion Premises (and each portion thereof) in their condition “as is” as of each applicable Expansion Term Commencement Date, and Landlord shall have no obligation to alter, repair or otherwise prepare the Expansion Premises for Tenant’s occupancy or to pay for or construct any improvements to the Expansion Premises. Tenant’s taking of possession of the Expansion Premises (or any portion thereof) shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Expansion Premises (or such applicable portion thereof), the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.

8.         Demising Work and Access. Tenant acknowledges and agrees that the prior  tenant of the First Expansion Premises, NuGen Technologies, Inc., a Delaware corporation (“Prior Tenant”), shall be performing certain demising work, as described in Exhibit B to this Amendment (the “Demising Work”), in the portion of the First Expansion Premises designated  as “First Expansion Premises 2” in Exhibit A attached hereto (“First Expansion Premises 2”) during the period that is sixty (60) days after the First Expansion Term Commencement Date  (the “Demising Work Period”). Landlord shall use good faith diligent efforts to cause Prior Tenant to complete the Demising Work during the Demising Work Period. Tenant hereby consents to the Demising Work and hereby grants to Prior Tenant a non-exclusive license and right of entry during the Demising Work Period for Prior Tenant and its employees, architects, contractors, subcontractors, agents, representatives and invitees to access and utilize such portions of the Expansion Premises reasonably necessary to perform and complete such Demising Work. Tenant shall not unreasonably interfere with or delay the performance of the Demising Work by Prior Tenant or its employees, contractors, subcontractors, agents or representatives. During the Demising Work Period, Prior Tenant shall provide to Tenant reasonable access, ingress and egress to and from the First Expansion Premises 2 and Common Areas of the Building, and Tenant and its employees, contractors, agents, representatives and invitees shall have a license and right of entry to travel through such portions of Prior Tenant’s

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adjacent premises reasonably necessary to utilize such rights of access, ingress and egress to and from First Expansion Premises 2 and Common Areas of the Building pursuant to a license and right of entry agreement between Prior Tenant and Tenant in substantially the form attached hereto as Exhibit D (the “Access Agreement”). Tenant acknowledges that prior to the completion of the Demising Work, Tenant’s sole access to First Expansion Premises 2 shall be pursuant to the Access Agreement between Tenant and Prior Tenant, and Landlord shall have no responsibility or liability with respect to Tenant’s access to First Expansion Premises 2 (or lack thereof) during the Demising Work Period.

9.         Conversion Work. Following Tenant's occupancy, Tenant intends to convert that portion of the Premises identified on Exhibit C to this Amendment ("Conversion Space") to office space (such work, “Conversion Work”), subject to the terms of the Lease; provided, however, Landlord shall not require Tenant to remove any Alterations to the Conversion Space performed by Tenant that are permitted under the Lease or performed with Landlord’s written consent after the Amendment Effective Date.

10.       Improvement Allowance.

a.         Landlord shall make available to Tenant an allowance in the amount of up to Thirty Thousand and No/100 Dollars ($30,000.00) (the “Improvement Allowance”) to be applied to the cost of performing the Conversion Work and/or other appropriate improvements to the Premises (collectively, “Improvement Work”).  All Improvement Work shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to the Improvement Allowance). In addition, Tenant shall promptly (but in any event within thirty (30) days after written demand therefor) reimburse Landlord, as Additional Rent, for any out-of-pocket costs incurred by Landlord by reason of faulty work done by Tenant or its general contractor, architect (if any) or subcontractors or inadequate clean-up, provided, however, that prior to the Improvement Allowance Deadline (as defined below), any remaining Improvement Allowance that is still available after completion of the Improvement Work may be applied to such costs.

b.         Tenant shall have until the date that is twelve (12) months after the Amendment Effective Date (the “Improvement Allowance Deadline”) to expend the unused portion of the Improvement Allowance, after which date Landlord’s obligation to fund such costs shall expire. In no event shall any unused Improvement Allowance entitle Tenant to a credit against Rent payable under the Lease.

c.         Upon submission by Tenant to Landlord of (i) a statement (a “Fund Request”) setting forth the total amount of the Improvement Allowance requested, (ii) a summary of the Improvement Work performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect (if applicable), (iii) invoices from the general contractor, the architect (if applicable), and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the Improvement Allowance then being requested, (iv) unconditional lien releases from the general contractor, the architect (if applicable) and each subcontractor and material supplier with respect to previous payments made by either Landlord or Tenant for the Improvement Work in a form

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acceptable to Landlord and complying with Applicable Laws, and (v) except with respect to the final Fund Request, conditional lien releases from the general contractor, the architect (if applicable) and each subcontractor and material supplier with respect to the Improvement Work performed that correspond to the Fund Request each in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to (as elected by Landlord) the applicable contractors, architect (if any), subcontractors and material suppliers or Tenant (for reimbursement for payments made by Tenant to such contractors, architect, subcontractors or material suppliers as a result of Tenant’s decision to pay for the Improvement Work itself and later seek reimbursement from Landlord in the form of one lump sum payment), the amount of the Improvement Work costs set forth in such Fund Request. Notwithstanding anything in this Section to the contrary, Tenant shall not submit a Fund Request for the Improvement Work more often than every thirty (30) days. Any additional Fund Requests submitted by Tenant shall be void and of no force or effect.

d.         The general contractor, architect (if any) and subcontractors responsible for the construction of the Improvement Work shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to use any general contractor, architect (if any), subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas.  All Tenant contracts related to the Improvement Work shall provide that Tenant may assign such contracts and any warranties with respect to the Improvement Work to Landlord at any time.

e.         Tenant, at its sole cost and expense (except for the Improvement Allowance) shall perform the Improvement Work in compliance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. Sections 17.1, 17.2, 17.3, 17.4, 17.5, 17.10, 17.11, 17.12 and 17.13 of the Existing Lease shall apply to the Improvement Work.

11.       Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Jones Lang LaSalle (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming  to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker, provided that all conditions precedent to the payment of such commission set forth in such separate agreement shall have been satisfied.

12.       No Default. Tenant represents, warrants and covenants that, to the best of  Tenant’s knowledge, Landlord  and  Tenant  are  not  in  default  of  any  of  their respective

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obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

13.       Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Natera, Inc.
201 Industrial Road, Suite 410
San Carlos, California 94070
Attention: Controller;

with a copy to:

Natera, Inc.

201 Industrial Road, Suite 410
San Carlos, California 94070
Attention: Legal Department.

14.       Effect of Amendment. Except as modified by this Amendment, the Existing  Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between  the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

15.       Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

16.       Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

17.       Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

18.       Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the

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same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LP,
a Delaware limited partnership

By:
Name:
Title:	Sr. Vice President, CAO

TENANT:

NATERA, INC.,
a Delaware corporation

By:	/s/ Damon Silvestry
Name:	Damon Silvestry
Title:	SVP, Operations

EXHIBIT A

EXPANSION PREMISES

EXHIBIT B

DEMISING WORK

1.         Add demising wall to hallway and miscellaneous kitchen improvements.

2.         Add emergency crash door.

3.         Add access door.

4.         Remove existing door.

5.         Add emergency exit door/finished drywall.

6.         Remove existing door.

7.         Add new cased opening.

8.         Add drywall and emergency exit door.

See attached floor plan for locations of demising work.

EXHIBIT C

CONVERSION SPACE

EXHIBIT D

FORM OF LICENSE AND RIGHT OF ENTRY AGREEMENT

[See attached.]

LICENSE AND RIGHT OF ENTRY AGREEMENT

THIS LICENSE AND RIGHT OF ENTRY AGREEMENT (this “Agreement”) is made as of this 6th day of October, 2016 (the “Effective  Date”), by and between NUGEN TECHNOLOGIES, INC., a Delaware corporation (“Licensor”), and NATERA, INC., a Delaware corporation (“Licensee”).

RECITALS

A.         WHEREAS, BMR-201 Industrial Road LP, a Delaware limited partnership (“Landlord”), and Licensor are parties to that certain Lease dated as of September 18, 2009, as amended by that certain First Amendment to Lease dated as of October 2, 2012, that certain Second Amendment to Lease dated as of June 5, 2014 and that certain Third Amendment to Lease dated as of May 6, 2015 (the “NuGen Existing Lease”), whereby Licensor leased from Landlord certain premises comprising approximately 47,865 square feet of Rentable Area (as defined in the NuGen Existing Lease) (the “NuGen Existing Premises”) located on the third (3rd) floor  of the building at 201 Industrial Road in San Carlos, California (the “Building”);

B.         WHEREAS as of the Effective Date, Landlord and Licensor have executed and delivered or will execute and deliver that certain Fourth Amendment to Lease and Partial Termination Agreement dated as of October , 2016 (the  “NuGen  Fourth  Amendment”), whereby Landlord and Licensor have agreed to terminate the NuGen Existing Lease with respect to a portion of the NuGen Existing Premises comprising 25,225 square feet of Rentable Area on the terms and conditions set forth in the NuGen Fourth Amendment (the “NuGen Surrendered Premises”), including the portion of the NuGen Surrendered Premises designated as “Subject Premises 2” on Exhibit A attached to this Agreement (“Subject Premises 2”);

C.         WHEREAS, Landlord and Licensee are parties to that certain Lease dated as of October 26, 2015 (the “Natera Existing Lease”), whereby Licensee leased from Landlord certain premises comprising approximately 88,392 square feet of Rentable Area located on the fourth (4th) floor of the Building;

D.         WHEREAS, as of the Effective Date, Landlord and Licensee have executed and delivered or will execute and deliver that certain First Amendment to Lease dated as of October____, 2016 (the “Natera First Amendment”), whereby Licensee has agreed to lease from Landlord the NuGen Surrendered Premises, including Subject Premises 2, on the terms and conditions set forth in the Natera First Amendment; and

E.         WHEREAS, pursuant to the NuGen Fourth Amendment, NuGen is obligated to perform certain demising work with respect to Subject Premises 2 during the period that is  sixty (60) days after the surrender of the NuGen Surrendered Premises, as described in Exhibit B attached to this Agreement (the “Demising Work”), and has agreed that during the performance of and through and until completion of the Demising Work, Licensor shall provide to Licensee reasonable access, ingress and egress to and from Subject Premises 2 and the Common Areas (as defined in the NuGen Existing Lease) of the Building on the terms and conditions set forth in  this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.         License and Right of Entry. Licensor hereby grants to  Licensee  reasonable access, ingress and egress to and from Subject Premises 2 and the Common Areas (as defined in the NuGen Existing Lease) of the Building during the performance of and until completion of the Demising Work, and Licensor hereby grants to Licensee a temporary license and right of entry for Licensee and its employees, contractors, subcontractors, agents, representatives and invitees (collectively, the “Licensee Group”) to travel and for the movement of fixtures, furniture and equipment, during the hours of from 8 am to 6 pm on regular business days, through such portions of the NuGen Remaining Premises (as hereinafter defined) reasonably necessary to utilize such rights of access, ingress and egress to and from the Subject Premises and Common Areas of the Building; provided, however, that Licensee and the Licensee Group shall comply with Licensor’s reasonable security procedures and rules and regulations, and provided, further, that Licensee shall give to Licensor not less than one (1) business day’s advance notice of any such entry and Licensor shall have the right to have an employee or other representative accompany the Licensee Group during any such entry (collectively, the “License Rights”). The license and right of entry granted herein shall commence upon the Effective Date and shall  expire upon completion of the Demising Work (the “Term”). The License Rights shall not constitute an easement or any other interest in real estate. The term “NuGen Remaining Premises” shall mean the premises leased by NuGen in the Building from and after the execution and delivery of the Fourth Amendment (i.e., the NuGen Existing Premises, excluding the NuGen Surrendered Premises).

2.         Compliance with Laws; Hazardous Materials. Licensee shall (and shall cause the Licensee Group to) exercise the License Rights in accordance with all applicable laws, ordinances, codes, regulations and other requirements of governmental authorities (collectively, “Applicable Laws”), including but not limited to any Applicable Laws relating to the transport or disposal of transite or hazardous materials. Without limiting the generality of the foregoing, neither Licensee nor the Licensee Group shall cause or permit any Hazardous Materials (as defined below) to be released, discharged, generated, stored, exacerbated, brought upon, kept or used in or about or transported to or from the NuGen Remaining Premises in violation of Applicable Laws. As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any governmental authority. Licensee’s obligations under this Section shall survive the expiration or earlier termination of the Term or this Agreement.

3.         No Interference or Nuisance; Repair of Damage. Licensee’s and the Licensee Group’s exercise of the License Rights shall not interfere with the operations of Licensor or its employees, contractors, or subcontractors in the NuGen Remaining Premises. Neither Licensee nor the Licensee Group shall exercise the License Rights in a manner that creates a nuisance or poses a risk of harm to the safety of persons or property in the NuGen Remaining Premises.

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Licensee shall (and shall cause the Licensee Group to) promptly repair to Licensor’s reasonable satisfaction any damage to the NuGen Remaining Premises caused by the exercise of the License Rights.

4.         Indemnification. Licensee covenants and agrees that it shall indemnify, defend  and hold harmless the Licensor from and against any and all demands, claims, liabilities, losses, costs and expenses, including reasonable attorneys’ fees (collectively, “Claims”), to the extent resulting or arising from the exercise by Licensee or the Licensee Group of the License Rights. Upon Licensor’s notification to Licensee of any Claim made against Licensor for which  Licensee is obligated to indemnify Licensor pursuant to this Agreement, Licensee shall  undertake to defend (with counsel satisfactory to Licensor) Licensor from such Claim. Licensor covenants and agrees that it shall indemnify, defend and hold harmless the Licensee from and against any and all Claims, to the extent resulting or arising from the Demising Work by  Licensor and its employees, contractors, subcontractors, agents, representatives and invitees ("Licensor Group"). Upon Licensee’s notification to Licensor of any Claim made against Licensee for which Licensor is obligated to indemnify Licensee pursuant to this Agreement, Licensor shall undertake to defend (with counsel satisfactory to Licensee) Licensee from such Claim. The provisions of this Section shall survive the expiration or earlier termination of the Term or this Agreement.

5.         Insurance.  Until the completion of the Demising Work:

(a)       Licensee shall, at its sole cost and expense, obtain and maintain with insurers lawfully authorized to do business in the applicable jurisdiction, (a) commercial general liability insurance on a broad-based occurrence coverage form, in an amount of not less than $2,000,000 combined single limit per occurrence and $2,000,000 policy general aggregate, with coverages including, but not limited to, liability for bodily injury (including death), personal liability and property damage (including loss of use resulting therefrom), and (b) workers’ compensation insurance in compliance with all Applicable Laws, or as may be available on a voluntary basis, and employer’s liability of at least $1,000,000 for bodily injury by accident for each employee, $1,000,000 for bodily injury by disease for each employee, and $1,000,000 for bodily injury by disease for policy  limit (collectively, the "Required Insurance"). To the extent permitted by Applicable  Law, Licensee and each of its insurers shall waive their rights of subrogation as respects any claims covered by valid and collectible insurance, including any deductibles or self- insurance maintained thereunder. The insurance policies shall name Licensor as an additional insured as respects liability arising from Licensee’s exercise of the License Rights, shall cover Licensee’s contractual liability under this Agreement and shall be written on an “occurrence” basis. All insurance carriers shall at all times maintain a current minimum policy holder rating of “A-” and a financial category rating of class VII by the A.M. Best Company. Contemporaneously with the execution hereof, Licensee shall deliver to Licensor a certificate in form and substance reasonably satisfactory to Licensor evidencing such coverages.

(b)       Licensor shall, at its sole cost and expense, obtain and maintain with insurers lawfully authorized to do business in the applicable jurisdiction, the Required

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Insurance. To the extent permitted by Applicable Law, Licensor and each of its insurers shall waive their rights of subrogation as respects any claims covered by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. The insurance policies shall name Licensee as an additional insured as respects liability arising from the Demising Work, shall cover Licensor’s contractual liability under this Agreement and shall be written on an “occurrence” basis. All insurance carriers shall at all times maintain a current minimum policy holder rating of “A-” and a financial category rating of class VII by the A.M. Best Company. Contemporaneously with the execution hereof, Licensor shall deliver to Licensee a certificate in form and substance reasonably satisfactory to Licensee evidencing such coverages.

6.         Miscellaneous.

a.         The terms and conditions of this Agreement shall be binding on and shall inure to the benefit of Licensor and Licensee and their respective successors and assigns; provided, however, that Licensee shall not have the right to assign its rights hereunder and any such purported assignment without Licensor’s prior written consent shall be null and void.

b.         This Agreement constitutes the entire agreement between Licensor and Licensee as to the license and right of entry and License Rights contemplated hereunder and supersedes all prior discussions, understandings or agreements between Licensor and Licensee with respect thereto.

c.         No supplement, modification or waiver of this Agreement shall be binding unless executed in writing and delivered by both Licensor and Licensee.

d.         No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

e.         All notices, requests, demands and other communications provided for in this Agreement shall be in writing and shall be delivered to the addressee as specified below:

If to Licensor:

NuGen Technologies, Inc.
201 Industrial Road, 3rd Floor
San Carlos, California 94070
Attn: Chief Financial Officer

If to Licensee:

Natera, Inc.
201 Industrial Road, Suite 410
San Carlos, California 94070
Attention: Controller and Legal Department

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Each notice may be mailed by United States certified mail, return receipt requested, postage prepaid, or delivered by a nationally recognized overnight delivery company (e.g., Federal Express, Airborne Express, United Parcel Service or Express Mail, United States Postal Service) to the respective addresses set forth above. If so mailed or delivered, then the notice shall be deemed to have been received by the addressee on the date of delivery or first attempted delivery as shown on the U.S. Postal Service receipt or courier invoice. The notice also may be delivered by recognized courier (by hand), (with a confirmation copy sent by one of the other notice methods), in which case such notices so delivered shall be effective upon receipt during normal business hours.

f.          The expiration of the Term or this Agreement shall extinguish the rights of Licensee, Licensor, the Licensee Group, and the Licensor Group hereunder but shall not extinguish the obligations of Licensee or Licensor that expressly survive the expiration or earlier termination of the Term or this Agreement.

g.         This Agreement shall be governed by the laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

h.         If either party commences a demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party in such claim, action, cause of action or suit shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith (regardless of whether the applicable demand, claim, action, cause of  action or suit is voluntarily withdrawn or dismissed).

i.          Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party’s address set forth herein, or by any other method provided or permitted under the law of the State of California. Each party hereto irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the nearest State court of general jurisdiction located in the State of California, consents to the jurisdiction of any such court in any such suit, action or proceeding and (waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court.

j.          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

k.         A facsimile, electronic or portable document format (PDF) signature on this Agreement shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LICENSOR:

NUGEN TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Naresh Nemali
Name:	Naresh Nemali
Title:	CFO

LICENSEE:

NATERA, INC.,
a Delaware corporation

By:	/s/ Damon Silvestry
Name:	Damon Silvestry
Title:	SVP, Operations

EXHIBIT A

SUBJECT PREMISES 2

EXHIBIT B

DEMISING WORK

1.         Add demising wall to hallway and miscellaneous kitchen improvements.

2.         Add emergency crash door.

3.         Add access door.

4.         Remove existing door.

5.         Add emergency exit door/finished drywall.

6.         Remove existing door.

7.         Add new cased opening.

8.         Add drywall and emergency exit door.

See attached floor plan for locations of demising work.

CONFIDENTIAL TREATMENT REQUESTED